UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 19, 2018

Date of Report (Date of Earliest Event Reported)

WORLD MONITOR TRUST III – SERIES J

(Exact name of Registrant as Specified in its Charter)

Delaware	333-1196152	20-2446281
(State or other Jurisdiction	(Commission File Number)	(I.R.S. Employer Identification No.)
of Incorporation or Organization)

680 Fifth Avenue, Suite 1901 – New York, NY 10019

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 596-3480

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On September 28, 2018, pursuant to Section 13.1(h) of the Trust Agreement dated March 31, 2010, Kenmar Preferred Investments LLC (“Kenmar Preferred”), in its capacity as managing owner of Registrant, determined to terminate the Fund effective as of the close of business on December 31, 2018. Investors in the Registrant will receive a pro rata distribution of their interest in World Monitor Trust III Series J. Registrant intends to file a Form 15 with the Securities and Exchange Commission (the “Commission”) on or about December 31, 2018 de-registering the units of the Registrant registered under Section 12(g) of the Securities Exchange Act of 1934. Attached hereto, and incorporated herein by reference, as Exhibit 99.7, is a letter delivered to all of Registrant’s investors dated September 28, 2018 informing them of the items set forth above.

Exhibit No.	Description

99.7	Letter to Investors dated September 28, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the Registrant in the capacities indicated on November 19, 2018.

WORLD MONITOR TRUST III – SERIES J
(Registrant)

	By:	Kenmar Preferred Investments LLC
its Managing Owner

Date: November 19, 2018	By:	/s/ James Parrish
	Name:	James Parrish
	Title:	President